EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement of General Enterprise Ventures, Inc on the Form S-1 Amendment No. 3 of our report dated March 31, 2025 with respect to our audits of the consolidated financial statements of General Enterprise Ventures, Inc as of December 31, 2024 and 2023 and for the years then ended.

We also consent to the reference of WWC, P.C., as an independent registered public accounting firm, as “Experts” in matters of accounting.

San Mateo, California	WWC, P.C.
May 27, 2025	Certified Public Accountants
PCAOB ID: 1171